                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                 NCO Group, Inc.
------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



     Pennsylvania                                  23-2858652
------------------------------------------------------------------------------
(State of incorporation                         (I.R.S. Employer
   or organization)                            Identification No.)


           1740 Walton Road,
         Blue Bell Pennsylvania,                           19422-0987
------------------------------------------------------------------------------
(Address of principal executive offices)                   (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                 Name of each exchange on which
         to be so registered                 each class is to be registered

           None                                          Not applicable

         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. / /

         If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. / /

Securities to be registered pursuant to Section 12(g) of the Act:




                           Common Stock, no par value
------------------------------------------------------------------------------
                                (Title of Class)

Item 1.           Description of Registrant's Securities to be Registered

         The description of the Registrant's Common Stock, no par value, set forth under the heading "Description of Capital Stock" in Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-11745) dated October 17, 1996, as such description may be amended by any Amendment to such Registration Statement subsequently filed or by the form of prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act, is incorporated herein by reference.

Item 2.           Exhibits

    *I.1.1.                Specimen of Common Stock Certificate

    *I.2.1.                Amended and Restated Articles of Incorporation

    *I.2.2                 Amended and Restated Bylaws







-----------------
    *Incorporated by reference to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Registration No.
333-11745) filed with the Securities and Exchange Commission on October 17, 1996.

                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                         NCO GROUP, INC.



                                         By:  /s/ Michael J. Barrist
                                              --------------------------------
                                              Michael J. Barrist, President
                                              of NCO Group, Inc.



Date: October 28, 1996